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                                                                    EXHIBIT 99.1

JOSEPH W. COTCHETT (#36324)
MARIE SETH WEINER (#112032)
COTCHETT, PITRE & SIMON
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, CA 94010
(650) 697-6000

Attorneys for Plaintiffs and the Class

                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF ALAMEDA

BRYANT M. BENNETT, as Trustee of the BRYANT M. BENNETT & INGA A. BENNETT TRUST U/A OCTOBER 25, 1990, known as THE BENNETT FAMILY TRUST, individually and on behalf of all others similarly situated,

Plaintiffs,

vs.

WESTERN PROPERTIES TRUST; WPT, INC.; BRADLEY N. BLAKE; L. GERALD HUNT; DENNIS D. RYAN; JAMES L. STELL; REGINALD B. OLIVER, L. MICHAEL FOLEY; JOSEPH COLMERY; PAN PACIFIC RETAIL PROPERTIES, INC.; REVENUE PROPERTIES (U.S.), INC.; STUART A. TANZ; and DOES 1-50, inclusive,

Defendants.

_____________________________________/

Civil No. 833077-4

CLASS ACTION

CLASS ACTION COMPLAINT FOR:

1.      BREACH OF FIDUCIARY DUTY;

2.      ABUSE OF CONTROL IN BREACH OF FIDUCIARY DUTY;

3.      FRAUD AND DECEIT;

4.      NEGLIGENT MISREPRESENTATION;

5.      CONSTRUCTIVE FRAUD;

6.      VIOLATION OF CORPORATIONS CODE SECTION 25400;

7.      VIOLATION OF CORPORATIONS CODE SECTION 25401;

8.      VIOLATION OF CORPORATIONS CODE SECTION 25402;

9.      VIOLATION OF CORPORATIONS CODE SECTION 1101; and

10.     UNJUST ENRICHMENT.

The total amount in controversy exceeds 550,000.

PLAINTIFFS DEMAND A JURY TRIAL

                                                          CLASS ACTION COMPLAINT


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                                TABLE OF CONTENTS

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
INTRODUCTION                                                            1

JURISDICTION AND VENUE                                                  2

PARTIES                                                                 2
        PLAINTIFFS                                                      2
        DEFENDANTS                                                      3

PLAINTIFF CLASS ACTION ALLEGATIONS                                      5

DEFENDANTS' WRONGFUL CONDUCT TO INDUCE SUPPORT OF THE
MERGER AND CONVERSION OF ALL WESTERN PROPERTIES TRUST SHARES            8

THE PRICE IS UNFAIRLY LOW, AND THE BOARD OF TRUSTEES FAILED TO
NEGOTIATE THE HIGHEST POSSIBLE PRICE                                   12

CONFLICTS OF INTEREST                                                  17

NO DISSENTERS' RIGHTS EXCLUSIVITY                                      20

FIRST CAUSE OF ACTION
        - BREACH OF FIDUCIARY DUTY                                     21

SECOND CAUSE OF ACTION
        - ABUSE OF CONTROL IN BREACH OF FIDUCIARY DUTY                 23

THIRD CAUSE OF ACTION
        - FRAUD AND DECEIT                                             24

FOURTH CAUSE OF ACTION
        - NEGLIGENT MISREPRESENTATION                                  26

FIFTH CAUSE OF ACTION
        - CONSTRUCTIVE FRAUD                                           27

SIXTH CAUSE OF ACTION
        - VIOLATION OF CALIFORNIA CORPORATIONS CODE SECTION 25400      28

SEVENTH CAUSE OF ACTION
        - VIOLATION OF CALIFORNIA CORPORATIONS CODE SECTION 25401      29

EIGHTH CAUSE OF ACTION
        - VIOLATION OF CALIFORNIA CORPORATIONS CODE SECTION 25402      30

NINTH CAUSE OF ACTION
        - VIOLATION OF CORPORATIONS CODE SECTION 1101                  31

                                                          CLASS ACTION COMPLAINT

                                      -i-

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
TENTH CAUSE OF ACTION
        - UNJUST ENRICHMENT                                            32

PRAYER FOR RELIEF                                                      32

                                                          CLASS ACTION COMPLAINT

                                      -ii-

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        Plaintiffs, as and for their complaint, allege as follows upon information and belief, inter alia, based upon investigation conduct by and through their attorneys, except as to those allegations pertaining to Plaintiffs and their counsel personally, which are alleged upon knowledge:

                                  INTRODUCTION

        1. By Joint Proxy Statement/Prospectus dated October 3, 2000, Western Properties Trust and Pan Pacific Retail Properties proposed to their shareholders, and their Boards unanimously recommended, a merger transaction where by all assets and shares of Western Properties Trust will be acquired by Pan Pacific Retail Properties. Compensation will be by exchange of stock, rather than cash, at an exchange ratio of 0.62 shares of Pan Pacific for each share of Western Properties Trust. The Joint Proxy Statement/Prospectus, prepared, drafted, reviewed, and disseminated by all Defendants to all shareholders of Western Properties Trust is false and misleading, and fails to present material information known to Defendants, which would influence the decision-making of the shareholders. The merger terms as negotiated are unfair and violate fiduciary obligations to the Western Properties Trust shareholders. The exchange price is unfairly low, and the Board of Trustees of Western Properties Trust have improperly rejected, spurned, and otherwise ignored higher and better offers to purchase from other suitors. The Board of Trustees did not fulfill their obligations to negotiate and obtain the highest possible price for the assets and stock of Western Properties Trust. The decision to entered into the merger agreement was not fully informed by the Board of Trustees, and at least; majority of the Board of Trustees has a conflict of interest - including that they will receive significant compensation and future revenue from the transaction, which will not be shared or paid to the other shareholders of Western Properties Trust. The vote on the proposed merger is scheduled for November 9, 2000 in California.

                                                          CLASS ACTION COMPLAINT


                                       1
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                             JURISDICTION AND VENUE

        2. The headquarters and principal place of business of Defendants Western Properties Trust and WPT, Inc. is in Emeryville, Alameda County, California. Many of the subject transactions and misrepresentations took place in Alameda County, California, and emanated from Alameda County, California. Plaintiffs are residence or entities operating in the State of California.

        3. The amount in controversy exceeds the jurisdictional minimum of this Court.

        4. This class action lawsuit by and on behalf of shareholders of Western Properties Trust is exempt from the federal pre-emption provisions of the Securities Litigation Uniform Standards Act of 1998. Specifically, amended
Section 16 of the Securities Act of 1933; (15 U.S.C. Section 77p) and amended
Section 28 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78bb) expressly provide and preserve the ability of shareholders to file a class action under State law and in State court where (1) the issuer is organized or incorporated in that State, and (2) if the lawsuit involves "any recommendation, position, or other communication with respect to the sale of securities of the issuer that (1) is made by or on behalf of the issuer or an affiliate of the issuer to holders of equity securities of the issuer, and (II) concerns decisions of those equity holders with respect to voting their securities, acting in response to a tender or exchange offer, or exercising dissenters' or appraisal rights." Western Properties Trust is organized in the State of California and WPT, Inc. is incorporated (or anticipated to be incorporated) in the State of California. This lawsuit involves the exchange offer negotiated and proposed by Defendants, and involves a Joint Proxy Statement/Prospectus recommending the exchange transaction.

                                    PARTIES

PLAINTIFFS

        5. Plaintiff Bryant M. Bennett is a Trustee of Plaintiff Bryant M. Bennett & Inga A. Bennett Trust U/A October 25, 1990, known as The Bennett Family Trust. Plaintiff Bryant

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Bennett is a resident of Contra Costa County, California. Plaintiffs own 2279
shares of Western Properties Trust. Plaintiffs voted their Proxy against the subject merger.

        6. Plaintiffs bring this Class Action Complaint against Defendants, pursuant to Code of Civil Procedure Section 382 and Civil Code Section 1781, on behalf of all persons who were shareholders of Western Properties Trust as of September 29, 2000 and/or were shareholders of WPT, Inc. effective November 9, 2000. Excluded from the Class are the corporate defendants and their subsidiaries, successors, predecessor, officers and directors, the individual defendants and the members of their immediate family, any entity in which any defendant has a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

DEFENDANTS

        7. Defendant Western Properties Trust, is a California business trust, in the business of real estate investment, with its principal place of business in Emeryville, California. Western Properties Trust was previously known as Western Investment Real Estate Trust. If a majority of shareholders of Western Properties Trust vote their Proxy in favor of the proposed merger of Western Properties Trust with Pan Pacific Retail Properties, Inc., that will also be a vote in favor of incorporation of Western Properties Trust into WPT, Inc., a California corporation with its principal place of business in Emeryville, California. WPT, Inc. is then to be merged into Pan Pacific.

        8. Defendant Bradley N. Blake is presently, and since January 1998 has served as, the Chairman of the Board of Trustees, President and Chief Executive Officer of Western Properties Trust. Defendant Blake is a resident of Contra Costa County, California. As of March 15, 2000, Defendant Blake beneficially owned, directly or indirectly, 255,319 shares of Western Properties Trust.

        9. Defendant L. Gerald Hunt is presently, and since February 1998 has served as, the Senior Vice President and Chief Investment Officer of Western Properties Trust. Defendant

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Hunt is a resident of Contra Costa County, California. As of March 15, 2000,
Defendant Hunt beneficially owned, directly or indirectly, 58,185 shares of Western Properties Trust.

        10. Defendant Dennis D. Ryan is presently, and since 1993 has served as, Executive Vice President and Chief Financial Officer of Western Properties Trust. Defendant Ryan is a resident of Marin County, California. As of March 15, 2000, Defendant Ryan beneficially owned, directly or indirectly, 94,235 shares of Western Properties Trust.

        11. Defendant James L. Stell is presently, and since at least 1995 has served as, a Trustee of Western Properties Trust. A retired Vice Chairman of Lucky Stores, Inc., Defendant Stell's principal occupation is as Trustee of Western Properties Trust, for which he is paid an annual fee of $16,000 as well as additional compensation for each committee and board meeting attended. Defendant Stell is a resident of Contra Costa County, California. As of March 15, 2000, Defendant Stell beneficially owned, directly or indirectly, 26,000 shares of Western Properties Trust.

        12. Defendant Reginald B. Oliver is presently a Trustee of Western Properties Trust. Defendant Oliver is a consultant for, and previously served as Executive Vice President of, Donaldson, Lufkin & Jenrette Securities Corporation. Defendant Oliver is a resident of NAPA County, California. As of March 15, 2Q00, Defendant Oliver beneficially owned, directly or indirectly, 138,600 shares of Western Properties Trust.

        13. Defendant L. Michael Foley is presently a Trustee of Western Properties Trust. Defendant Foley is a resident of the State of California. As of March 15, 2000, Defendant Foley beneficially owned, directly or indirectly, 12,000 shares of Western Properties Trust.

        14. Defendant Joseph Colmery is presently a Trustee of Western Properties Trust. Defendant Colmery previously served as President and Chief Executive Officer of California Bancshares, and upon acquisition, of U.S. Bancorp. Defendant Colmery is a resident of Contra Costa County, California. As of March 15, 2000, Defendant Colmery beneficially owned, directly or indirectly, 12,000 shares of Western Properties Trust.

                                                          CLASS ACTION COMPLAINT


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        15. Defendant Pan Pacific Retail Properties, Inc. ("Pan Pacific") is a
Maryland corporation with its principal place of business in Vista, San Diego County, California.

        16. Defendant Revenue Properties (U.S.), Inc., a Delaware corporation, and its wholly owned subsidiaries own 50.9% of the outstanding shares of common stock of Pan Pacific. Indeed, Pan Pacific is tightly controlled, with its millions of shares in the hands of only 86 holders of record. Revenue Properties Company Limited owns Revenue Properties (U.S.), Inc. Revenue Properties (U.S.) Inc. has the right to nominate two directors of Pan Pacific, and will continue to have the right to nominate two directors post-merger.

        17. Defendant Stuart A. Tanz is presently the Chairman of the Board of Directors, President and Chief Executive Officer of Pan Pacific. Defendant Tanz is a resident of Rancho Santa Fe, San Diego County, California. Defendant Tanz through his and his family's ownership interests in Revenue Properties Company Limited and Revenue Properties (U.S.) Inc. owns and controls approximately 50.9% of Pan Pacific shares pre-merger, and will own and control 34.3% of Pan Pacific shares post-merger.

        18. Except as described herein, Plaintiffs are ignorant of the true names of defendants sued as Does 1 through 50, inclusive, and the nature of their wrongful conduct, and therefore sues these Doe Defendants by such fictitious names. Plaintiffs will seek leave of the Court to amend this complaint to allege their true names and capacities when ascertained.

        19. Defendants, and each of them, are individually sued as a participant and aider and abettor in the improper acts, plans, schemes, and transactions to induce Plaintiffs and the Class to incorporate Western Properties Trust into WPT, Inc. and to convert their Western Properties Trust (or WPT, Inc.) shares into the shares of Pan Pacific Retail Properties, Inc.

                       PLAINTIFF CLASS ACTION ALLEGATIONS

        20. This lawsuit is brought on behalf of a Class consisting of all persons who were shareholders of Western Properties Trust as of September 29, 2000 and/or were shareholders of WPT, Inc. effective November 9, 2000. Excluded from the Class are the corporate defendants

                                                          CLASS ACTION COMPLAINT


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and their subsidiaries, successors, predecessor, officers and directors, the individual defendants and the members of their immediate family, any entity in which any defendant has a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

        21. This lawsuit is also brought on behalf of a Subclass consisting of all persons within the Class who did not vote their Proxy or who voted their Proxy effective November 9, 2000 against the merger between Western Properties Trust (and WPT) and Pan Pacific Retail Properties, Inc., and continued to own their Western Properties Trust shares at the time of consummation of the subject merger.

        22. Western Properties Trust shares are traded on the American Stock Exchange under the symbol "WIR". Pan Pacific common stock is publicly traded on the New York Stock Exchange under the symbol "PNP". As of September 29, 2000, there was 1705 holders of record of Western Properties common shares. Under the terms of the subject merger, approximately 11.7 million shares of Pan Pacific will be issued to the Western Properties Trust shareholders. While the exact number of Class members is unknown to Plaintiffs at this time, it is clear that the members of the Class are so numerous that joinder of all members is impracticable. The information as to the identity of the Class members can be determined from records maintained by Defendants and their agents.

        23. Plaintiffs' claims are typical of the claims of the members of the Class, as Plaintiffs and the other members of the Class sustained damages arising out of Defendants' wrongful conduct based upon the same transactions, the same breaches of fiduciary duties, the same misrepresentations and material omissions, contained in uniform statements to Western Properties Trust shareholders, including but not limited to the Joint Proxy Statement/Prospectus sent to each and every one of the Class members to induce them to support the merger and exchange their existing Western Properties Trust shares in exchange for common stock of the Pan Pacific Retail Properties on a diluted basis and for no premium.

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        24. Plaintiffs will fairly and adequately represent and protect the interests of the members of the Class, and have retained counsel competent and experienced in class actions and shareholders' lawsuits.

        25. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy because joinder of all members is impracticable. Furthermore, as the damages suffered by the individual members of the Class may be comparatively small, the expense and burden of individual actions makes it impossible for the Class members to individually redress the wrongs from which they have suffered. There will be no real difficulty in the management of this action as a class action.

        26. Common questions of law and fact exist as to all members of the Class and predominate over any questions affecting solely individual members of the Class. Among the questions of law and fact common to the Class are:

               a. Whether the Proxy Statement on the proposed merger, disseminated in writing to all members of the Class by defendants, was false and misleading, contained material misrepresentations, omitted material information known to defendants but not disclosed to the shareholders, and violated the duty of highest good faith and candor owed by defendants, and each of them, to plaintiffs and the Class as minority, non-controlling Western Properties Trust shareholders;

               b. Whether Defendants' conduct was in violation of California law;

               c. Whether Defendants breached their fiduciary obligations to Plaintiffs and the Class by (i) not negotiating the highest possible price for the shares of Western Properties Trust, (ii) not accepting the highest offer for the shares of Western Properties Trust, (iii) engaging in related transactions between Pan Pacific Retail Properties and officers and trustees of Western Properties Trust as a material part of the subject merger, to the individual profit and benefit of those officers and trustees; (iv) voting in favor of the merger, despite the fact that a majority of the Board of Trustees was not disinterested, and had conflicts of interest, (v) failing

                                                          CLASS ACTION COMPLAINT


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to provide all material facts and information to the Western Properties Trust shareholders in making their decision regarding the proposed merger transactions.

               d. Whether Plaintiffs and the members of the Class are entitled to the imposition of a constructive trust as a result of, among other things, Defendants' unjust enrichment;

               e. Whether Plaintiffs and members of the Class have sustained damages and the proper measure of such damages; and

               f. Whether Defendants acted willfully, recklessly or negligently in committing the wrongful acts complained of herein.

          DEFENDANTS' WRONGFUL CONDUCT TO INDUCE SUPPORT OF THE MERGER
              AND CONVERSION OF ALL WESTERN PROPERTIES TRUST SHARES

        27. Western Properties Trust, previously named Western Investment Real Estate Trust, was founded in 1962, commenced real estate operations in 1964, and has been publicly traded since 1984. Western Properties Trust is a self-administered and self-managed equity real estate investment trust which owns, develops, and operates shopping centers in the Western United States. As of June 30, 2000, it held interests in 58 property investments encompassing 5.4 million square feet, with approximately 800 tenants. The properties in the portfolio are predominantly in Northern California, as well as in Oregon, Nevada, and Washington.

        28. Pan Pacific had its initial public offering in August 1997, and used the proceeds to purchase 36 shopping centers. Pan Pacific is a self-administered and self-managed equity real estate investment trust which owns and operates community and neighborhood shopping centers in the Western United States. As of June 30, 2000, it held interests in 59 properties encompassing 9.3 million square feet, with approximately 1418 tenants. The properties in the portfolio are in California (Northern and Southern), Oregon, Washington, and Nevada.

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        29. The Board of Trustees of Western Properties Trust decided at their
Board meeting of January 11, 2000 to hire Donaldson, Lufkin & Jenrette to solicit potential acquisition transactions. One of those solicited, who presented an offer, was Pan Pacific.

        30. After negotiation between the Defendants, the Boards of the two companies convened on August 21, 2000, and approved a merger agreement, under which Pan Pacific would acquire all of the shares of Western Properties Trust in a stock exchange, whereby each share of Western Properties Trust would be exchanged for 0.62 new share of Pan Pacific. The merger was publicly announced on August 22, 2000.

        31. In making the decision to enter into the merger, under the subject terms, the Board of Trustees of Western Properties Trust commissioned Donaldson, Lufkin & Jenrette Securities Corporation to issue a "fairness opinion letter". Donaldson, Lufkin & Jenrette Securities Corporation opined that the exchange ratio of 0.62 was fair to Western Properties Trust and its shareholders - although it did not engage in any independent valuation of the fair market value of the shares of Western Properties Trust. Indeed, the Board of Trustees of Western Properties Trust did not undertake to obtain a valuation analysis by an experts prior or during negotiation of the price and exchange ratio for the shares and assets of Western Properties Trust.

        32. On or about October 5, 2000, Defendants, and each of them, disseminated to all Western Properties Trust shareholders and all Pan Pacific shareholders a Joint Proxy Statement/Prospectus, dated October 3, 2000. The Joint Proxy Statement/Prospectus is signed by Defendants Bradley Blake and Stuart Tanz. The vote of the shareholders on the proposed merger transaction is scheduled for 10:00 A.M. on November 9, 2000 in California.

        33. An affirmative vote of the majority of shares of Western Properties Trust issued and outstanding as to September 29, 2000 is required to approve the incorporation and merger. As of that date, there was 17,347,250 shares of Western Properties Trust outstanding.

        34. The Joint Proxy Statement/Prospectus states that "The board of directors of Pan Pacific Retail Properties, Inc. and the board of trustees of Western Properties Trust have each

                                                          CLASS ACTION COMPLAINT


                                       9
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unanimously approved a definitive agreement under which Pan Pacific will acquire
Western Properties' business in a stock-for-stock merger." The Joint Proxy Statement/Prospectus was prepared, drafted and/or reviewed prior to dissemination by Defendants, directly or through their agents and employees.

        35. The Joint Proxy Statement/Prospectus states a recommendation of the Board of Trustees of Western Properties, as follows:

                The Western Properties board believes that the merger is advisable and in the best interests of Western Properties and its shareholders. Accordingly, the Western Properties board has unanimously approved the merger and incorporation and recommends approval of the Western Properties merger and incorporation proposal.

That statement was false and misleading, as the merger is not in the best interests of Western Properties and its shareholders. Indeed, nowhere in the Joint Proxy Statement/Prospectus do the Board of Trustees explain why Western Properties Trust should be selling any of its assets or selling its ownership in the company in the first place.

        36. Under the terms of the merger, the Western Properties Trust shareholders are to receive 0.62 of a share of Pan Pacific common stock in exchange for each one share of Western Properties Trust. Pan Pacific shareholders will simply retain their existing shares, as new shares will be issued to the Western Properties Trust shareholders. Upon consummation of the merger, the Western Properties Trust shareholders will own 34.2% of the Pan Pacific common stock outstanding.

        37. Under the terms of the merger, the shareholders of Western Properties Trust must first vote to approve (and do so by the exact same proxy) the incorporation of Western Properties Trust as a California corporation, called WPT, Inc. Defendants represent in the Joint Proxy Statement/Prospectus that "the incorporation is necessary because California law does not

                                                          CLASS ACTION COMPLAINT


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specifically allow the merger of a California real estate investment trust with a corporation, but does allow corporations to merge with each other."

        38. Under the terms of the merger, WPT, Inc. will then merge with Pan Pacific, with Pan Pacific to be the surviving corporation. The combined company will be under the management of the existing senior management of Pan Pacific alone.

        39. Defendants specifically state that Plaintiffs and the Class are to affirmatively vote in favor of the incorporation and merger. The Joint Proxy Statement/Prospectus expressly represents: "Western Properties' board of trustees has unanimously adopted a resolution declaring the proposed merger and incorporate advisable and recommends that you vote FOR approval of the merger and the incorporation." "The merger and the incorporation are presented as a single, unified proposal to be approved or rejected by shareholders in its entirety."

        40. As an integral part of the terms of the merger, Defendant Revenue Properties (U.S.), Inc. and its wholly-owned subsidiaries agreed to vote in favor of the merger proposal, pursuant to a voting agreement with Defendant Western Properties Trust. Revenue Properties (U.S.), Inc. and its subsidiaries together own 50.9% of the outstanding shares of Pan Pacific. Thus, the solicitation of the other Pan Pacific shareholders through the Joint Proxy Statement/Prospectus was illusory; as only a majority of the shares of Pan Pacific is needed for approval of the merger proposal.

        41. After the merger as proposed, Defendants Tanz and Revenue Properties (U.S.) Inc. will own and control 34.3% of the post-merger stock of Pan Pacific, and will have the right to nominate two directors to the Board. No single other shareholder will be able to obtain such control of the post-merger Pan Pacific - thus, the Western Properties Trust shareholders will never have any control of the management, operations, or leadership of Pan Pacific. That is due to an existing limitation in the Pan Pacific charter, which prohibits any stockholder from actually or constructively owning more than 6.25% of the outstanding Pan Pacific common stock, for stockholders who have received a waiver from the Pan Pacific Board of Directors. It is not

                                                          CLASS ACTION COMPLAINT


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realistic to expect that any such waiver would be obtained in the future to any benefit of Western Properties Trust shareholders who become Pan Pacific shareholders.

        42. Under the terms of the merger, the Board of Directors of Pan Pacific will be expanded from five to seven, with two seats to be filled by two independent Trustees of Western Properties Trust - to be selected by Pan Pacific. Those two Western Properties Trust Directors - who will be either Defendants Stell, Oliver, Foley, or Colmery - will be paid $16,000 per year, plus $1500 for each board meeting attended in person or $750 for each board meeting attended by telephone, plus $750 for each committee meeting attended in person or $500 for each committee meeting attended by telephone, plus, $500 for each committee chairmanship, plus reimbursement of expenses.

        43. To the further detriment of Western Properties Trust, it is estimated that the two companies will incur transaction costs of approximately $14.5 million, as a result of the merger - yet the net income for Western Properties Trust for the year ended 1999 were $19.8 million. Thus, the transaction is financially draining upon that company without sufficient economic benefit to justify the expense. Further, a significant portion of those transaction costs will still occur, and be obligations of Western Properties Trust, even if the merger were not approved.

              THE PRICE IS UNFAIRLY LOW, AND THE BOARD OF TRUSTEES
                 FAILED TO NEGOTIATE THE HIGHEST POSSIBLE PRICE

        44. The Board of Trustees of Western Properties Trust violated their fiduciary obligations to negotiate the highest price for its shares, upon making the decision to sell the company.

        45. The merger provides no financial benefit to the Western Properties Trust shareholders. Indeed, the Board of Trustees failed to negotiate a proper premium above market price to reflect the fact that the Western Properties Trust shareholders would be losing all power and control over the assets and Board, as under the proposed combination, the Western Properties Trust shareholders will become minority shareholders of Pan Pacific (34.2%), with no

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                                       12

Western Properties Trust management, and with only two out of seven seats on the Board of Directors.

        46. The Joint Proxy Statement/Prospectus provides no information as to the basis, analysis, and factual support for an exchange ratio of 0.62. Thus, the Defendants have failed in their obligations to provide all material information to the Western Properties Trust shareholders in making an informed decision regarding the proposed merger transaction. Similarly, the Board of Trustees failed in their fiduciary obligations in negotiation of the price if, in fact, there is no basis, analysis or factual support for that particular price.

        47. The proposed price, through a stock exchange of 0.62 shares of Pan Pacific for each one share of Western Properties Trust, is unfairly low. Defendants have mislead the Western Properties Trust shareholders in recommending the proposed merger at this price, and the Board of Trustees have breached their fiduciary obligations to their shareholders of Western Properties Trust by failing to negotiate the highest possible price for the shares.

        48. For example, according to the historical data of the two companies, a comparison of net income per share reflects that the value of Western Properties Trust shares is 0.7467 that of Pan Pacific. A comparison of cash dividends per share reflects the value of Western Properties Trust shares is
0.70 that of Pan Pacific. Further, the anticipate effect of the combination of the companies will leave the Western Properties Trust shares at substantially the same value, when measured by net income per share or measured by cash dividends per share. Rather it is solely to the economic benefit of the existing Pan Pacific shareholders who will reap an marked increase in share value, under these measures, for which they are not paying a premium above market price to Western Properties Trust shareholders.

        49. A review of the market price of shares of the two companies also reflects that the proposed merger terms provide no economic benefit to the shareholders of Western Properties Trust. A comparison of the market highs for the last four quarters of the two companies' shares reflects a range of 0.606 to
0.555 of Western Properties Trust shares to Pan Pacific shares. A

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comparison of the market lows for the last four quarters of the two companies'
shares reflect a range of 0.624 to 0.54 of Western Properties Trust shares to Pan Pacific shares. Thus, relinquishment of the assets and control over Western Properties Trust at 0.62 is unfairly low.

        50. Indeed, a comparison of the closing market price of the two shares on the last full trading day prior to the public announcement of the merger, reflects a ratio of 0.61. Thus a final price of 0.62 in inconsequential
- particularly as any market fluctuation to the better of Western Properties Trust in the interim is not counted toward the exchange ratio.

        51. Although Western Properties Trust hired Donaldson, Lufkin & Jenrette ("DLJ") to provide professional services as a financial advisor on the transaction, DLJ was not requested by the Board of Trustees, and did not perform, an analysis of what would be the actual value of the shares in an acquisition transactions. For their services in providing a "fairness opinion" letter finding that the proposed price as a stock exchange at 0.62 was "fair", DLJ was paid $400,000. Upon completion of the merger, DLJ is to receive $2.4 million - and thus has a conflict of interest or at least a bias in the rendering of its opinion.

        52. In conducting its analysis of the fairness of the proposed exchange ratio, DLJ performed a net asset valuation of the properties and assets of Western Properties Trust. That analysis reflected that the value of the company would be approximately $241 million to $264 million, or $12.81 to $13.97 per share. THE "PRICE" PAID BY PAN PACIFIC UNDER THE PROPOSED MERGER IS ONLY VALUED AT $12.15 PER SHARE.

        53. DLJ did not conduct an analysis of comparable merger and acquisition transactions, in rendering its fairness opinion. Thus, the Board of Trustees, and the shareholders of Western Properties Trust, were not fully and fairly informed of material information to making a knowing decision regarding the proposed merger transaction at the exchange ratio of 0.62.

        54. Defendants, and each of them, knew and know that the exchange ratio of 0.62 is unfairly low, especially as all control of Western Properties Trust will be in the hands of Pan Pacific post-merger. Indeed, according to the analysis conducted by Prudential Securities, the

                                                          CLASS ACTION COMPLAINT
investment advisor to Pan Pacific on this transaction, Pan Pacific is paying well below the value of the Western Properties Trust shares - which information was shared with and known to the Board of Trustees of Western Properties Trust prior to dissemination of the Joint Proxy Statement/Prospectus.

        55. For example, Prudential's analysis of comparison of net asset value between the two companies reflects a value ratio of 0.65 - which is above the
0.62 exchange ratio.

        56. As another example, Prudential analyzed the consideration paid in several comparable recent merger and acquisition transactions of others in the industry. The analysis yielded a range of equity purchase price as a multiple of the latest 12 months funds from operations per share of 9.2x to 14.8x, with a median of 11.3x; and a range of equity purchase price as a multiple of forward 12 months projected funds from operations per share of 9.0x to 13.2x, with a median of 10.5x. By comparison, the proposed purchase of Western Properties Trust by Pan Pacific, under the first measure the proper exchange ratio would be a range of 0.63 to 1.01 with a median of 0.78; and under the second measure the proper exchange ratio would be a range of 0.68 to 0.99, with a median of 0.79. THUS, IN COMPARISON WITH ALL RECENT COMPARABLE MERGER AND ACQUISITION TRANSACTIONS BETWEEN COMPANIES IN THE INDUSTRY, THE PROPOSED EXCHANGE RATIO OF
0.62 IS THE LOWEST, AND COMPLETELY BELOW ANY RANGE OF MEASUREMENT. Yet, Defendants whole heartedly "unanimously recommended" that the Western Properties Trust shareholders vote in favor of a merger - and indeed Defendants already approved a merger - at an exchange ratio of 0.62.

        57. A market price premium ratio was not considered by the Board of Trustees in making its assessment of the fairness of the 0.62 exchange ratio "price."

        58. Other suitors to purchase the assets and/or stock of Western Pacific Trust have indicated their interest. Indeed, higher offers, including cash offers, have been made by other suitors to the Board of Trustees of Western Properties Trust. The details of those other suitors and their offers as not fully and fairly disclosed in the Joint Proxy Statement/Prospectus.

                                                          CLASS ACTION COMPLAINT

        59. Under the terms of the merger agreement with Pan Pacific, negotiated by Defendants, and each of them, if Western Properties Trust and its Board of Trustees solicits, considers, or accepts another offer, i.e., from someone other than Pan Pacific, for sale of assets or shares of Western Properties Trust, Western Properties Trust must pay a "break up" fee of $7.0 million to Pan Pacific. The agreement to this $7 million "break up" fee is itself a breach of fiduciary duties by Defendants, especially the Board of Trustees. Thus, the possibility of negotiating a higher and better offer for the shareholders of Western Properties Trust was curtailed by its own Board of Trustees.

        60. In early 2000, when Western Properties Trust, through DLJ, sought expressions of interest in acquisition or merger partners, they received such from 50 parties. Upon further discussion, the list was "refined" to 32 interested parties, including Pan Pacific, by April 2000. More specific proposals were submitted by 14 suitors during May 2000. These were reviewed by the Board of Trustees with DLJ on May 11, 2000. Eight suitors were selected to be sent counterletters, on June 6, 2000, requested improved terms, and reformulated proposals. Prospective suitors were allowed to conduct due diligence. The field was narrowed to six suitors, who were required to submit their final proposals by July 10, 2000. Five proposals were received.

        61. At the Board meeting of July 19, 2000, the Board of Trustees of Western Properties Trust met with DLJ to review the five proposals. DLJ estimated the value of the proposals to range from $12.15 per share to $12.96 per share. The proposal by Pan Pacific was the lowest offer. Pan Pacific was the only proposal for an exchange of shares. The Board of Trustees improperly decided to reject all other proposals, and only proceed with the Pan Pacific proposal merely on the basis that it was a stock exchange proposal, rather than a cash proposal. Thus, the Board of Trustees failed in their obligations to negotiate the highest price for the shares and assets of Western Properties Trust.

        62. Indeed, the Board of Trustees spurned high offers on the basis that the suitors wanted to conduct more due diligence or needed more time for a final commitment. There is no

                                                          CLASS ACTION COMPLAINT
indication or information provided to the shareholders of Western Properties Trust in the Joint Proxy Statement/Prospectus as to why there was any rush to consummate a transaction, and why more time would not be spent in negotiation with other suitors. It must be remembered that by this time, Pan Pacific has negotiated the separate financial transaction with Defendants Blake and Hunt.

        63. Despite the fact that other higher offers existed, the Board of Trustees decided to pursue only the Pan Pacific transaction, and thereafter further negotiated the terms of the transaction with Pan Pacific, but not the other suitors. The offer of 0.60 exchange ratio was later negotiated up to 0.62 by late July 2000.

                              CONFLICTS OF INTEREST

        64. The Board of Trustees of Western Properties Trust violated their fiduciary obligations to their shareholders by agreeing to, approving, and recommending the acquisition of Western Properties Trust by Pan Pacific at an exchange ratio of 0.62 per share. In making these decisions and recommendations, the Board of Trustees did not exercise proper business judgment, in that they were lacking in material information, which they were required to research and investigate, and a majority of the Board of Trustees was not disinterested and had a conflict of interest. Yet, the Board of Trustees unanimously voted together to approve and recommend the merger transaction.

        65. As a material part of the subject merger transaction, upon consummation of the merger, Pan Pacific will enter into a financial arrangement with Defendants Blake and Hunt to have Blake and Hunt oversee development and completion of three existing projects of Western Properties which were not completed at the time of the merger. Defendants Blake and Hunt will individually profit from such relationship with Pan Pacific, which benefits are not available to Plaintiffs and the Class.

        66. The financial and business arrangement between Blake and Hunt with Pan Pacific was discussed and negotiated while the companies' were in the midst of conducting due

                                                          CLASS ACTION COMPLAINT
diligence, and the companies were still in negotiation as to terms including price. Defendants discussed the three existing development projects of Western Properties Trust. On or about June 15, 2000 - two months before the merger agreement was finalized and approved by the Boards - Defendants began discussion of establishing a development arrangement whereby Blank and Hunt would participate to complete the three projects after consummation of the merger.

        67. Upon completion of the merger, Defendants Blake and Hunt will participate in development arrangements with Pan Pacific to complete Western Properties' three existing development projects, through the creation of a separate entity to be owned by Blake and Hunt. Through the Blake/Hunt entity, they will receive fees from the post-merger Pan Pacific for development services and have a percentage equity interest in the development projects themselves. Although this conflict of interest is disclosed in general in the Joint Proxy Statement/Prospectus, a clear and specific identification of how much fees and what profit sharing is expected to be obtained by Hunt and Blake through this arrangement is not disclosed, or is presented in a misleading and confusing manner, such that the Western Properties Trust shareholders do not have sufficient disclosure of material facts to make an informed decision. Further, given this conflict of interest, it was unseemly, improper, and in violation of fiduciary obligations for Blake and other interested Trustees to vote on the proposed merger, or make recommendations of any kind to the shareholders.

        68. As a material part of the subject merger transaction, Defendants agreed to accelerate the vesting of share options and restricted shares held by Defendants Blake, Hunt, Ryan, Stell, Oliver, Foley, and Colmery in Western Properties Trust. Such acceleration of options and lifting of restrictions on shares is not being offered to Plaintiffs and the Class as part of the merger agreement, but rather they will convert into such options of Pan Pacific.

        69. As a material part of the subject merger transaction, Defendants Blake, Hunt, and Ryan will receive "golden parachutes" under their existing severance agreements with Western

                                                          CLASS ACTION COMPLAINT

Properties Trust; as well as forgiveness by Pan Pacific of existing loans given to them by Western Properties Trust.

        70. Due to the merger, and thus the trigger of the "change of control" provisions of his severance agreement, upon consummation of the proposed merger, Defendant Blake is expected to receive - in addition to the compensation for his existing shareholdings of Western Properties Trust, through the proposed share exchange - $930,000 as severance pay, plus $300,000 loan forgiveness, plus $261,000 for buy-out of share options, plus the accelerated lifting of restrictions on 26,635 shares of Western Properties Trust stock.

        71. Due to the merger, and thus the trigger of the "change of control" provisions of his severance agreement, upon consummation of the proposed merger, Defendant Ryan is expected to receive - in addition to the compensation for his existing shareholdings of Western Properties Trust, through the proposed share exchange - $246,000 as severance pay, plus $180,000 loan forgiveness, plus $150,890 for buy-out of share options, plus the accelerated lifting of restrictions on 10,609 shares of Western Properties Trust stock.

        72. Due to the merger, and thus the trigger of the "change of control" provisions of his severance agreement, upon consummation of the proposed merger, Defendant Hunt is expected to receive - in addition to the compensation for his existing shareholdings of Western Properties Trust, through the proposed share exchange - $226,500 as severance pay, plus $150,000 loan forgiveness, plus $124,855 for buy-out of share options, plus the accelerated lifting of restrictions on 10,303 shares of Western Properties Trust stock.

        73. In addition, Defendant Tanz and Pan Pacific senior officer Joseph Tyson will purchase all shares of Western Real Estate Services, Inc., owned by Defendants Blake and Ryan, for $336,000 each plus 6% interest upon consummation of the merger.

        74. None of these additional compensation and benefits are being paid to Plaintiffs and the Class members.

                                                          CLASS ACTION COMPLAINT

        75. Defendants represented in the Joint Proxy Statement/Prospectus that the above stated conflicts of interest were "a neutral factor", and not material to determination of the fairness of the proposed merger and the proposed price. This statement was false and misleading.

                       NO DISSENTERS' RIGHTS EXCLUSIVITY

        76. The controlling trust agreements between Western Properties Trust and its shareholders do not provide any dissenter's rights of appraisal. As the shares of Western Properties Trust (and thus WPT, Inc.) are publicly traded on the American Stock Exchange, they are exempt from the exclusive dissenter's appraisal rights under California Corporations Code Section 1300 and 1312.

        77. Although Defendants represented in the Joint Proxy Statement/Prospectus that dissenter's appraisal rights would apply if more than 5% of the Western Properties Trust shares are voted against the merger proposal and dissenter's rights are perfected, such a statement is false and misleading. Such rights would be wholly illusory; as the subject transaction is strategically structured to avoid and negate any and all dissenter's rights of approval.

        78. If 5% or more dissent, which would then potentially trigger the dissenter's rights under California Corporation Code; yet the terms of the merger provide that the merger is void and terminated if indeed 5% or more of the Western Properties Trust shareholder dissent - thus there is no merger, no incorporation, and no dissenters rights anyway. If less than 5% dissent, there is no dissenter's rights under California statute, but the merger would proceed.

        79. Under this "Catch 22" scenario, there are no actual dissenter's rights, and thus it is not the exclusive remedy of the Western Property Trust shareholders who vote "No" in their Proxy on the subject merger transaction. Thus, the Western Properties Trust shareholders are entitled to file a lawsuit for damages and other relief.

                                                          CLASS ACTION COMPLAINT

                              FIRST CAUSE OF ACTION
                            BREACH OF FIDUCIARY DUTY

        80. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        81. By virtue of Plaintiffs' and the Class' shares ownership in Western Properties Trust (and WPT, Inc.), the defendants who are or were officers, trustees, and/or directors of Western Properties and WPT, Inc., and each of them, owed fiduciary duties of the highest good faith, integrity and fair dealing to Plaintiffs and the Class members as minority and non-controlling shareholders. Defendants, and each of them, further owed fiduciary obligations to Plaintiffs and the Class as defendants sought to induce Plaintiffs and the Class to vote in favor of the incorporation of Western Properties Trust into WPT, Inc., and in favor of the merger between Western Properties Trust and Pan Pacific, and to convert their Western Properties Trust (or WPT, Inc.) shares into shares of the post-merger Pan Pacific.

        82. Defendants, and each of them, had insider knowledge of non-public information regarding Western Properties Trust, including but not limited to that superior offers had been made for Western Properties Trust shares, that the Board of Trustees had a conflict of interest such that they would not independently exercise business judgment in voting in favor of the merger and in recommending a vote by shareholders in favor of the merger, that the exchange ratio in the stock-for-stock exchange merger was unfairly low, that the Board of Trustees had not negotiated the highest possible price for the shares of Western Properties Trust or their assets, the details of the compensation anticipated to be paid to Defendants Blake and Hunt for their business arrangements with Pan Pacific to take effect post-merger, and the actual, factual and analytical basis of the 0.62 exchange ratio offered, which Defendants knowingly and intentionally kept from disclosure to the Western Properties Trust shareholders, including Plaintiffs and the Class members.

                                                          CLASS ACTION COMPLAINT

        83. Defendants, and each of them, breached and violated their fiduciary obligations to Plaintiffs and the Class, as minority stockholders, on a uniform basis to the detriment of Plaintiffs and each member of the Class, including but not limited to (i) by failing to negotiate the highest possible price for the shares of Western Properties, Inc., (ii) by approving and recommending the subject merger to the shareholders of Western Properties, Inc., (iii) by failing to disclose all material information known to Defendants at the time that Plaintiffs and the Class were to decide upon the merger and permit their shares to be converted into Pan Pacific shares at an exchange ratio of 0.62; and (iv) by making the above-mentioned misrepresentations to induce Plaintiffs and the other members of the Class to exchange their higher valued Western Properties, Inc. stock for Pan Pacific stock at an exchange ratio of 0.62.

        84. Defendants, and each of them, aided and abetted, encouraged and rendered substantial assistance to the other Defendants in breaching their fiduciary obligations to plaintiffs and the Class, as alleged herein. In taking action, as particularized herein, to aid and abet and substantially assist the commissions of these wrongful acts and other wrongdoings complained of herein, each of the Defendants acted with an awareness of his/its primary wrongdoing and realized that his/its conduct would substantially assist the accomplishment of the wrongful conduct, wrongful goals, and wrongdoing.

        85. As a result of the Defendants, and each of their, wrongful conduct, Plaintiffs and the Class have suffered and will continued to suffer economic losses and other general and specific damages, all in an amount to be determined according to proof.

        86. The aforementioned acts of Defendants', and each of them, were done maliciously, oppressively, and with intent to defraud, and Plaintiffs and the Class are entitled to punitive and exemplary damages in an amount to be shown according to proof at time of trial.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                                                          CLASS ACTION COMPLAINT

                             SECOND CAUSE OF ACTION
                  ABUSE OF CONTROL IN BREACH OF FIDUCIARY DUTY

        87. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        88. By virtue of Plaintiffs' and the Class' share ownership in the Western Properties Trust (and WPT, Inc.), and Defendants' proposal for exchange of their shares pursuant to merger with Pan Pacific, Defendants, and each of them, owed fiduciary duties of the highest good faith, integrity and fair dealing to Plaintiffs and the Class members as minority and non-controlling shareholders. Defendants, and each of them, dominated and controlled the business affairs of Western Properties Trust, WPT Inc., and Pan Pacific, and there existed an imbalance and disparity of knowledge and economic power between Defendants and the members of the Class. In doing the acts and omissions alleged hereinbefore, Defendants have acted to further their own financial interests to the detriment of Plaintiffs and the Class, in flagrant abuse of their positions of control.

        89. Due to their fiduciary and controlling positions and holdings, Defendants, and each of them, had access to confidential business information of Western Properties Trust and Pan Pacific, and the proposed merger, and had a duty to use such information solely in the best interests of Western Properties Trust and its shareholders. At the time of the Joint Proxy Statement/Prospectus solicitation, at the time of the vote on the merger, and at the time of the merger, Plaintiffs and the Class did not have full and accurate information from Defendants.

        90. Defendants, and each of them, had insider knowledge of non-public information regarding Western Properties Trust, including but not limited to that superior offers had been made for Western Properties Trust shares, that the Board of Trustees had a conflict of interest such that they would not independently exercise business judgment in voting in favor of the merger and in recommending a vote by shareholders in favor of the merger, that the exchange ratio in the stock-for-stock exchange merger was unfairly low, that the Board of Trustees had not

                                                          CLASS ACTION COMPLAINT
negotiated the highest possible price for the shares of Western Properties Trust or their assets, the details of the compensation anticipated to be paid to Defendants Blake and Hunt for their business arrangements with Pan Pacific to take effect post-merger, and the actual, factual and analytical basis of the
0.62 exchange ratio offered, which Defendants knowingly and intentionally kept from disclosure to the Western Properties Trust shareholders, including Plaintiffs and the Class members.

        91. Defendants, and each of them, breached and violated their fiduciary obligations to Plaintiffs and the Class, as minority stockholders, on a uniform basis to the detriment of Plaintiffs and each member of the Class, and knew that the acts of the other Defendants constituted a breach of duty and an abuse of control. Nevertheless, each Defendant knowingly gave substantial assistance to the other Defendants in such conduct, thus aiding and abetting the violations of the other Defendants. Without such substantial assistance and encouragement by the Defendants, the wrongful acts could not have occurred.

        92. As a result of the Defendants', and each of their, wrongful conduct, Plaintiffs and the Class have suffered and continue to suffer economic losses, and other general and special damages, all in an amount to be determined according to proof at time of trial

        93. The aforementioned acts of Defendants, and each of them, were done maliciously, oppressively, and with intent to defraud, and Plaintiffs and the Class are .entitled to punitive and exemplary damages in an amount to be shown according to proof at time of trial.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                              THIRD CAUSE OF ACTION
                                 FRAUD AND DECEIT

        94. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        95. Defendants, and each of them, made material representations and omissions to Plaintiffs and the Class which were false and misleading, including but not limited to those

                                                          CLASS ACTION COMPLAINT
representations and omissions contained in and reflected in the Joint Proxy Statement/Prospectus, as well as press releases, public statements, financial statements, and other disclosures made by Defendants which support and reinforce the misrepresentations and omissions in the Joint Proxy Statement/Prospectus.

        96. The conduct of Defendants, and each of them, constituted a fraud against Plaintiffs and the Class. Defendants made material false representations, concealments, and nondisclosures, with the intent to defraud Plaintiffs and the Class. Defendants, and each of them, had knowledge of the falsity of their representations, concealments and nondisclosures. Said misrepresentations were made with the intent to defraud the public, in general, and the Class, in particular.

        97. When Defendants, and each of them, failed to disclose information and suppressed information they had a duty to divulge to Plaintiffs and the Class, Defendants knew of the misleading nature of such omissions, and by these omissions, Defendants, and each of them, intended to defraud and deceive Plaintiffs and the Class, and intended to induce Western Properties Trust shareholders to act in the manner herein alleged.

        98. Class members, other than the Subclass, relied upon these false representations, concealments, and nondisclosures by Defendants, and each of them, by which reliance they voted in favor of the subject merger, and thereby the Western Properties Trust was incorporated into WPT, Inc., merged into Pan Pacific, and WPT, Inc. shares were exchanged into Pan Pacific shares at an exchange ratio of 0.62. Plaintiffs and the Class were ignorant of the falsity of Defendants' representations and were ignorant of the full and true facts suppressed by Defendants.

        99. Given the fiduciary relationship between Plaintiffs and the Class and Defendants, as set forth herein, such reliance was justified, and to the detriment of Plaintiffs and the Class.

        100. Defendants, and each of them, aided and abetted, encouraged and rendered substantial assistance to the other Defendants in defrauding Plaintiffs and the Class, as alleged

                                                        CLASS ACTION COMPLAINT
herein. In taking action, as particularized herein, to aid and abet and substantially assist the commissions of these wrongful acts and other wrongdoings complained of each of the defendants acted with an awareness of his/its primary wrongdoing and realized that his/its conduct would substantially assist the accomplishment of the wrongful conduct, wrongful goals, and wrongdoing.

        101. As a result of the Defendants', and each of their, wrongful conduct, Plaintiffs and the Class have suffered and will continued to suffer economic losses and other general and specific damages, all in an amount to be determined according to proof.

        102. The aforementioned acts of defendants', and each of them, were done maliciously, oppressively, and with intent to defraud, and Plaintiffs and the Class are entitled to punitive and exemplary damages in an amount to be shown according to proof.

        WHEREFORE, Plaintiffs and the Class, other than the Subclass, pray for relief as set forth below.

                             FOURTH CAUSE OF ACTION
                          NEGLIGENT MISREPRESENTATION

        103. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        104. Defendants made material false representations, concealments and nondisclosures to Plaintiffs and the Class, including those set forth in the Joint Proxy Statement/Prospectus. In making the representations and omissions, and in doing the above things alleged, Defendants, and each of them, acted without any reasonable grounds for believing their representations were true, and intended by said representations to induce the reliance of the Western Properties Trust shareholders, including Plaintiffs and the Class. Plaintiffs and the Class, other than the Subclass, relied upon these false representations, concealments, and nondisclosures by Defendants, and each of them, as they voted in favor the incorporation and the subject merger. Plaintiffs and the Class were ignorant of the falsity of defendants' representations and were ignorant of the full and

                                                          CLASS ACTION COMPLAINT
true facts suppressed by Defendants. Given the fiduciary relationship between Plaintiffs and the Class and Defendants, such reliance was justified. As a result, Plaintiffs and the Class have sustained and continue to sustain damages.

        105. As a result of Defendants, and each of their, wrongful conduct, Plaintiffs and the Class have suffered and continue to suffer economic losses, and other general and special damages, all in an amount to be determined according to proof at time of trial.

        WHEREFORE, Plaintiffs and the Class, other than the Subclass, pray for relief as set forth below.

                             FIFTH CAUSE OF ACTION
                               CONSTRUCTIVE FRAUD

        106. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        107. By virtue of their relationship, Defendants, and each of them, owed fiduciary obligations to Plaintiffs and the Class as minority, non-controlling Western Properties Trust shareholders who did not have the benefit of the inside non-public information known to Defendants, and each of them, at the time of making their decisions regarding the proposed merger.

        108. On a uniform basis against Plaintiffs and the Class, via the Joint Proxy Statement/Prospectus and otherwise, Defendants and each of them breached their duties to Plaintiffs and the Class, without actual fraudulent intent, and Defendants gained an advantage over the Western Properties Trust shareholders by misleading Plaintiffs and the Class, other than the Subclass, to their prejudice, in that Defendants induced Western Properties Trust shareholders to agree to the merger and/or convert their Western Properties Trust (or WPM stock into Pan Pacific common stock at the exchange ratio of 0.62.

        109. As a result of the tortuous conduct of the Defendants, and each of them, as set forth herein, and because of the fiduciary relationship between Plaintiffs and the Class and the

                                                          CLASS ACTION COMPLAINT

Defendants, Defendants, and each of them, are liable to Plaintiffs and the Class for constructive fraud

        110. Defendants, and each of them, aided and abetted, encouraged and rendered substantial assistance to the other Defendants in breaching their fiduciary obligations to Plaintiffs and the Class, as alleged herein. In taking action, as particularized herein, to aid and abet and substantially assist the commissions of these wrongful acts and other wrongdoings complained of, each of the Defendants acted with an awareness of his/its primary wrongdoing and realized that his/its conduct would substantially assist the accomplishment of the wrongful conduct, wrongful goals, and wrongdoing.

        111. As a result of the Defendants', and each of their, wrongful conduct, Plaintiffs and the Class have suffered and will continued to suffer economic losses and other general and specific damages, all in an amount to be determined according to proof at time of trial.

        WHEREFORE, Plaintiffs and the Class, other than the Subclass, pray for relief as set forth below.

                             SIXTH CAUSE OF ACTION
            VIOLATION OF CALIFORNIA CORPORATIONS CODE SECTION 25400

        112. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        113. Defendants, and each of them, directly and indirectly, made false and misleading statements and material omissions to Plaintiffs and the Class, including but not limited to the Joint Proxy Statement/Prospectus, for the purpose of inducing Plaintiffs and the Class to sell their Western Properties Trust shares in exchange for Pan Pacific common stock at a ratio of 0.62.. The statements by Defendants, and each of them, were, at the time and in the light of the circumstances under which they were made, false or misleading with respect to material facts, or which omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and which Defendants, and

                                                          CLASS ACTION COMPLAINT
each of them, knew or had reasonable ground to believe were so false or misleading, in violation of California Corporations Code Section 25400(d).

        114. Defendants, and each of them, are liable under Corporations Code
Section 25500 for willfully participating in acts or transactions in violation of Corporations Code Section 25400, and thus are liable to plaintiff and the Class, who engaged in trading of their Western Properties Trust (or WPT) stock at a price which was affected by such act or transaction, for damages sustained by Plaintiffs and the Class as a result of such acts or transactions.

        115. As a result of the Defendants', and each of their, wrongful conduct, Plaintiffs and the members of the Class have sustained and will sustain economic losses and other general and special damages, including pursuant to
Section 25500, the economic damages as measured by the difference between the price at which Plaintiffs and the Class "sold" their Western Properties trust shares in the merger exchange and its true value, including their entitlement to an acquisition premium above market price, all in an amount to be determined according to proof at time of trial.

        116. Plaintiffs and the Class are entitled to an award of prejudgment interest at the legal rate on their economic damages, pursuant to Section 25500.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                            SEVENTH CAUSE OF ACTION
            VIOLATION OF CALIFORNIA CORPORATIONS CODE SECTION 25401

        117. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        118. By virtue of Plaintiffs' and the Class members' "sale" of their Western Properties Trust shares, through approval of the merger and conversion of their shares to Pan Pacific securities, to Defendants, Plaintiffs and the Class stood in privity with Defendants.

        119. In perpetrating and accomplishing the aforementioned scheme and doing the things as hereinabove alleged, the Defendants, in violation of California Corporations Code

                                                        CLASS ACTION COMPLAINT

Section 25401, induced and assisted in the scheme to induce Plaintiffs and the Class, on a uniform basis to the detriment of Plaintiffs and the Class, to sell their Western Properties Trust shares in exchange for Pan Pacific common stock, by means of written and oral communications, especially the Joint Proxy Statement/Prospectus, which includes untrue statements of material facts and omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        120. In doing the things as hereinabove alleged, with knowledge of the wrongdoing hereinabove described, and with the intent to deceive or defraud Plaintiffs and the Class, Defendants, and each of them, violated Corporations Code Section 25504 and Section 25504.1, and materially assisted and aided and abetted the violations of Corporations Code Section 25401.

        121. As a result of the Defendants', and each of their, wrongful conduct, Plaintiffs and the Class have sustained and will sustain substantial economic losses and other general and specific damages, which relief is provided under Section 25501, all in an amount to be determined according to proof at time of trial.

        122. Plaintiffs and the Class are entitled to an award of prejudgment interest at the legal rate on their economic damages, pursuant to Section 25501.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                             EIGHTH CAUSE OF ACTION
            VIOLATION OF CALIFORNIA CORPORATIONS CODE SECTION 25402

        123. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        124. At the time of negotiation of the subject merger transaction, at the time of dissemination of the Joint Proxy Statement/Prospectus, and at the time of the vote on the merger, Defendants, and each of them, had access to and were in possession of and knew material information regarding Western Properties Trust, Pan Pacific, and WPT, due to their positions as officers, trustees, directors and/or controlling persons, which information was not disclosed or

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not fully and fairly disclosed to the Western Properties Trust shareholders prior to the merger vote, including but not limited to the fact that the exchange ratio of 0.62 was unfairly low, that higher offers could and should have been accepted by the Board of Trustees, and that Defendants did not negotiate the highest-possible price for Western Properties Trust shares.

        125. At the time of such exchange, that information was not generally available to the public or the securities markets or the Western Properties Trust shareholders, and such material information would significantly affect the market price of the subject shares and would have affected the price "paid" for Western Properties Trust (or WPT) shares. Had such information been generally available, it would have significantly affected the decision-making of Plaintiffs and the Class in determining whether to accept the merger and exchange their Western Properties Trust shares at a ratio of 0.62.

        126. Defendants, and each of them, had actual knowledge of material non-public information and thus sold their shares and/or purchased the shares of Plaintiffs and the Class in violation of California Corporations Code Section 25402.

        127. As a result of the Defendants', and each of their, wrongful conduct, Plaintiffs and the Class have sustained and will sustain substantial economic losses and other general and specific damages, which relief is provided under Section 25502, all in an amount to be determined according to proof at time of trial.

        128. Plaintiffs and the Class are entitled to an award of prejudgment interest at the legal rate on their economic damages, pursuant to Section 25502.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                             NINTH CAUSE OF ACTION
                  VIOLATION OF CORPORATIONS CODE SECTION 1101

        129. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

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        130. Senior officers and trustees of Western Properties Trust, including but not limited to Defendants Blake, Hunt, Ryan, Stell, Oliver, Foley, and Colmery, are to receive compensation, consideration, benefits, and other remuneration from Pan Pacific, as a part of the merger transaction, which are not available to and not compensation given to Plaintiffs and the Class. Accordingly, the merger agreement violated California Corporations Code Section 1101.

        131. The subject merger was not subject to, and was not subjected to, the approval of any regulatory authority.

        132. Accordingly, Plaintiffs and the Class are entitled to the amount by which the consideration received by Defendants Blake, Hunt, Ryan, Stell, Oliver, Foley and Colmery for each share of stock exchanged exceeds the 0.62 exchange ratio.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                              TENTH CAUSE OF ACTION
                                UNJUST ENRICHMENT

        133. Plaintiffs hereby incorporate all of the foregoing paragraphs as though fully set forth hereinafter.

        134. By their wrongful acts and omissions, Defendants, and each of them, were unjustly enriched at the expenses of Plaintiffs and the Class, who did not receive the lucrative compensation and benefits conferred upon the individual Defendants as a result of the merger, and thus Plaintiffs and the Class were unjustly deprived.

        135. Plaintiffs and the members of the Class seek restitution from Defendants, and each of them, and seek an order of this Court disgorging all profits, benefits and other compensation obtained by Defendants, and each of them, from their wrongful conduct and fiduciary breaches.

        WHEREFORE, Plaintiffs and the Class pray for relief as set forth below.

                               PRAYER FOR RELIEF

        1.      Compensatory and general damages according to proof;

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        2.      Special damages according to proof;

        3.      Prejudgment interest at the maximum legal rate;

        4.      Punitive and exemplary damages according to proof,

        5.      Costs of the proceedings herein;

        6.      Reasonable attorneys' fees; and

        7.      All such other and further relief as the Court deems just.

PLAINTIFFS AND THE CLASS DEMAND A TRIAL BY JURY.

DATED:  November 8, 2000                     COTCHETT, PITRE & SIMON

                                             By: /s/ MARIE SETH WEINER
                                                --------------------------------
                                             MARIE SETH WEINER

                                          Attorneys for Plaintiffs and the Class

                                                          CLASS ACTION COMPLAINT